UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 16, 2026

KENNEDY-WILSON HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33824	26-0508760
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 S El Camino Drive Beverly Hills, California 90212
(Address of Principal Executive Offices) (Zip Code)

(310) 887-6400
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	KW	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

Overview

On February 16, 2026, Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Kona Bidco, LLC, a Delaware limited liability company (“Parent”), Kona Merger Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company. The Merger Agreement and the Transactions (as defined below) were approved by the Board of Directors of the Company (the “Board”) upon the unanimous recommendation of a special committee of the Board (the “Special Committee”) consisting only of independent and disinterested directors that was established by the Board to, among other things, make a determination as to whether the Transactions are advisable and in the best interests of the Company and its Public Stockholders (as defined in the Merger Agreement), negotiate the Merger Agreement and make a recommendation to the Board with respect to the Transactions.

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, collectively, the “Transactions”), pursuant to which the separate corporate existence of Merger Sub will thereupon cease and the Company will continue as the surviving corporation (the “Surviving Company”), collectively owned, directly or indirectly, by Parent and certain Rollover Stockholders (as defined below).

At the effective time of the Merger (the “Effective Time”), each share of common stock of the Company, par value $0.0001 per share (the “Company Common Stock”), outstanding immediately prior to the Effective Time (other than (i) each share (a) held in the treasury of the Company or owned by any wholly owned subsidiary of the Company or (b) held, directly or indirectly, by Parent or Merger Sub or any of their wholly owned subsidiaries, which shall automatically be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto; (ii) each Rollover Share (as defined below); and (iii) shares of Company Common Stock owned by stockholders of the Company who have validly demanded and not withdrawn appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware) shall cease to exist and shall be converted automatically into the right to receive $10.90 in cash per share, without interest (the “Merger Consideration”).  At the Effective Time, each share of 4.75% Series B Cumulative Perpetual Preferred Stock (the “Company Series B Preferred Stock”) and 6.00% Series C Cumulative Perpetual Preferred Stock (the “Company Series C Preferred Stock” and, together with the Company Series B Preferred Stock, the “Company Preferred Stock”) outstanding immediately prior to the Effective Time shall remain outstanding in accordance with the terms and conditions of, as applicable, that certain Certificate of Designations Establishing the Company Series B Preferred Stock, dated as of March 8, 2022 (the “Series B Certificate of Designations”) and that certain Certificate of Designations Establishing the Company Series C Preferred Stock, dated as of June 15, 2023 (the “Series C Certificate of Designations”) and shall represent shares of Company Series B Preferred Stock or Company Series C Preferred Stock, as applicable, of the Surviving Company on the terms set forth in the Series B Certificate of Designations or the Series C Certificate of Designations, as applicable, unless Parent and the holders thereof elect to (A) transfer and contribute any such shares of Company Series B Preferred Stock or Company Series C Preferred Stock to the Company as a contribution to the capital of the Company (and without the issuance of any additional shares of capital stock of the Company) or (B) cancel any such shares of Company Series B Preferred Stock or Company Series C Preferred Stock, in each case for no consideration prior to the closing of the Merger.  At the Effective Time, each warrant issued in connection with the Company Series B Preferred Stock pursuant to that certain Warrant Agreement, dated as of March 8, 2022 (collectively, the “Company Series B Warrants”) and issued in connection with the Company Series C Preferred Stock pursuant to that certain Warrant Agreement, dated as of June 16, 2023 (collectively, the “Company Series C Warrants” and, together with the Company Series B Warrants, the “Company Warrants”), outstanding immediately prior to the Effective Time, shall remain outstanding in accordance with the terms and conditions of each such Company Warrant, unless Parent and the holders thereof elect to cancel any such Company Warrant for no consideration prior to the closing of the Merger.  In addition, each share of 5.75% Series A Cumulative Perpetual Convertible Preferred Stock (the “Company Series A Preferred Stock”), outstanding immediately prior to the Effective Time, shall be redeemed by the Company immediately prior to the closing of the Merger in accordance with the terms and conditions of that certain Certificate of Designations Establishing the Company Series A Preferred Stock, dated as of November 7, 2019.

Treatment of Equity Awards

At the Effective Time, each restricted stock unit subject to service-based vesting conditions (each, a “Company RSU”) and each restricted stock unit subject to performance-based vesting conditions (each, a “Company PSU”) granted pursuant to the Kennedy-Wilson Holdings, Inc. Second Amended and Restated 2009 Equity Participation Plan (other than any Cancelled RSUs/PSUs (as defined below)) that is outstanding as of immediately prior to the Effective Time will, automatically and without any required action on the part of the holder thereof, vest in full, to the extent unvested, and be cancelled and converted into the right to receive a lump-sum cash payment, without interest, equal to the product obtained by multiplying (x) the total number of shares underlying such Company RSU or Company PSU, as applicable, by (y) the Merger Consideration, plus any accrued unpaid dividend equivalents thereon, subject to any required withholding of taxes; provided that, in the case of Company PSUs, the total number of shares underlying such Company PSU will be determined based on target level achievement of the applicable performance goals. At the Effective Time, each Company PSU and Company RSU that is subject to any Rollover Agreement (as defined below) (each, a “Cancelled RSU/PSU”) will, automatically and without any required action on the part of the holder thereof, be cancelled, and the holder thereof will only be entitled to a cash payment with respect to accrued and unpaid dividend equivalents with respect thereto.

At the Effective Time, each bonus unit granted pursuant to a written letter agreement by and between the Company and an employee of the Company (each, a “Company Bonus Unit Agreement”) that is outstanding as of immediately prior to the Effective Time will, automatically and without any required action on the part of the holder thereof, vest in full, to the extent unvested, and be cancelled and converted into the right to receive a lump-sum cash payment, without interest, equal to the consideration such employee would receive in connection with a “change of control” (as defined in the applicable Company Bonus Unit Agreement) in accordance with the terms of such Company Bonus Unit Agreement.

Cash amounts described in this “Treatment of Equity Awards” section will be paid as promptly as reasonably practicable after the Effective Time, but in any event, no later than the first payroll date that occurs more than two business days after the date on which the Merger closes.

The Kennedy-Wilson Holdings, Inc. Second Amended and Restated 2009 Equity Participation Plan will terminate as to any further award thereunder following the Effective Time.

Closing Conditions

Completion of the Merger is subject to certain closing conditions, including (i)(a) the approval of a majority of the outstanding voting power of (w) the Company Common Stock, (x) the Company Series A Preferred Stock (on an as-converted basis), (y) the Company Series B Preferred Stock (based on the number of Company Series B Warrants outstanding and in accordance with the Series B Certificate of Designations) and (z) the Company Series C Preferred Stock (based on the number of Company Series C Warrants outstanding and in accordance with the Series C Certificate of Designations), in each case entitled to vote on the proposal to adopt the Merger Agreement, voting as a single class, and (b) the approval by a majority of the votes cast by equityholders of the Company entitled to vote on the proposal to adopt the Merger Agreement, other than the Security Holders (as defined below) and their affiliates, voting as a single class (clauses (a) and (b), together, the “Company Stockholder Approvals”); (ii) the absence of any law that enjoins, restrains or otherwise prohibits or makes illegal the consummation of the Merger; (iii) the failure to obtain any required regulatory approvals for the proposed transaction, including the termination or expiration of any required waiting periods; (iv) the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers); and (v) the other party’s compliance in all material respects with its pre-closing covenants and agreements.  Additionally, Parent’s and Merger Sub’s obligation to complete the Merger is subject to the condition that no Material Adverse Effect (as defined in the Merger Agreement) has occurred since the date of the Merger Agreement that is continuing as of the Effective Time.  The completion of the Merger is not subject to any financing condition.

No Solicitation

The Merger Agreement provides that, during the period between the date of the Merger Agreement and the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms (the “Pre-Closing Period”), the Company is subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties, to provide non-public information to third parties, to engage in discussions with third parties regarding alternative acquisition proposals and to enter into any agreement constituting an Acquisition Agreement (as defined in the Merger Agreement).

Termination

Either the Company, acting with the prior approval of the Special Committee, or Parent may terminate the Merger Agreement in certain circumstances, including if (i) the Merger is not completed by November 16, 2026 (the “Outside Date”), subject to certain limitations and as such date may be extended by the mutual written consent of the Company (acting with the prior approval of the Special Committee) and Parent, (ii) a governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law permanently restraining, enjoining, prohibiting or making illegal the consummation of the Merger and such law has become final and non-appealable, subject to certain limitations, (iii) the other party breaches its representations, warranties or covenants in the Merger Agreement such that the relevant closing conditions would not be satisfied, subject in certain cases to the right of the breaching party to cure the breach, or (iv) the Company Stockholder Approvals are not obtained at the stockholders meeting convened therefor or at any adjournment or postponement thereof; provided that Parent shall not be permitted to exercise such right if any of the Security Holders (as defined below) have breached certain provisions of the Voting Agreements (as defined below).  Parent and the Company (acting with the prior approval of the Special Committee) may also terminate the Merger Agreement by mutual written consent.  Parent may also terminate the Merger Agreement if the Board (acting upon the recommendation of the Special Committee) or the Special Committee shall have effected an Adverse Recommendation Change (as defined in the Merger Agreement), subject to certain limitations.  The Company (acting with the prior approval of the Special Committee) may also terminate the Merger Agreement if, prior to the delivery of the Company Stockholder Approvals, the Board (acting upon the recommendation of the Special Committee) or the Special Committee determines to enter into an acquisition agreement with respect to a Superior Proposal (as defined in the Merger Agreement), subject to certain limitations.

The Company would be required to pay Parent a termination fee equal to $42,700,000 if the Merger Agreement is validly terminated (i) by Parent following an Adverse Recommendation Change, (ii) by the Company to enter into an acquisition agreement with respect to a Superior Proposal or (iii) by the Company or Parent due to a failure to (x) close the Merger by the Outside Date or (y) obtain the Company Stockholder Approvals if, in the case of clause (x) or (y), an acquisition proposal for 50% or more of the Company has been publicly announced and not withdrawn or otherwise abandoned and within twelve months following such termination the Company enters into a definitive agreement for such acquisition proposal that is subsequently consummated.

Other Terms of the Merger Agreement

Each of the Company, Parent and Merger Sub has made customary representations, warranties and covenants in the Merger Agreement, including relating to (i) the conduct of the Company’s business during the Pre-Closing Period, (ii) the efforts of each party to cause the Transactions to be completed and (iii) the preparation and filing of a proxy statement and a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Transactions.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. A copy of the Merger Agreement has been included to provide security holders of the Company with information regarding its terms and is not intended to provide any factual information about the Company, Parent, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by security holders of the Company, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by security holders of the Company.  Security holders of the Company are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. The Merger Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Merger Agreement, the Transactions, the Company, Parent, Merger Sub, their respective affiliates and their respective businesses that will be contained in, or incorporated by reference into, the proxy statement in preliminary and definitive form and Schedule 13E-3 that the Company will file, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that the Company will make, with the SEC.

Equity Commitment Letter

Pursuant to the equity commitment letter, dated February 16, 2026, Fairfax Financial Holdings Limited, a corporation organized under the laws of Canada (“Fairfax”), has, among other things, committed to provide Parent, on the terms and subject to the conditions set forth in the equity commitment letter, an aggregate equity commitment in the amount of $1,650,000,000 to (i) fund the payment of the aggregate Merger Consideration and certain other amounts required to be paid under the Merger Agreement (the “Equity Commitment”), or (ii) in the event Parent or Merger Sub is obligated to pay monetary damages to the Company in respect of a breach of the Merger Agreement by Parent or Merger Sub in accordance with the terms of the Merger Agreement, fund such damages and certain other amounts required to be funded under the equity commitment letter in an aggregate amount up to $400,000,000. The Equity Commitment, when funded in full in accordance with the equity commitment letter, will provide Parent and Merger Sub, prior to or concurrently with the Effective Time, an amount of cash that is sufficient to fund the payment of (i) the aggregate Merger Consideration, (ii) any other amounts required to be paid under Article III of the Merger Agreement (other than the Final Dividend (as defined in the Merger Agreement)) and (iii) the aggregate amount required to redeem or repurchase the Company Series A Preferred Stock.

Voting Agreements

On February 16, 2026, concurrently with the execution and delivery of the Merger Agreement, the Company entered into Voting and Support Agreements (the “Voting Agreements”) with each Rollover Stockholder and each holder of the Company Series B Preferred Stock, the Company Series C Preferred Stock and the Company Warrants (collectively, the “Security Holders”) and, as applicable, Hamblin Watsa Investment Counsel Ltd., a corporation organized under the laws of Canada, pursuant to which, among other things, the Security Holders have agreed to vote all of their shares of Company Common Stock and Company Preferred Stock (based on the number of Company Warrants outstanding and in accordance with the Series B Certificate of Designations and the Series C Certificate of Designations, as applicable) entitled to vote thereon, as applicable, (a) in favor of the adoption of the Merger Agreement and the approval of the Transactions, including the Merger, and (b) against any alternative transactions and certain other specified actions that are intended, or would reasonably be expected, to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Transactions, including the Merger, subject to the terms and conditions set forth in the respective Voting Agreement.

Prior to the termination of the Voting Agreements, the Security Holders will not transfer their shares of Company Common Stock or Company Preferred Stock, except as permitted pursuant to the Voting Agreements. The Voting Agreements automatically terminate without any notice or other action by any person upon the earliest of (i) the valid termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time and (iii) the mutual written consent of all of the parties thereto (in the case of the Company, acting at the direction of the Special Committee).

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreements, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.

Rollover Agreements

On February 16, 2026, concurrently with the execution and delivery of the Merger Agreement, certain stockholders of the Company, including William McMorrow, Matthew Windisch, In Ku Lee and certain affiliates of Fairfax that are securityholders of the Company (collectively, the “Rollover Stockholders”), entered into Rollover Agreements (the “Rollover Agreements”) with Parent and, as applicable, Kona Management Holdco, LLC, a Delaware limited liability company (“Holdco”), pursuant to which, among other things, each Rollover Stockholder has agreed to, immediately prior to the Effective Time, contribute all of the shares of Company Common Stock specified therein to (i) Parent or (ii) Holdco, which will thereafter contribute such shares to Parent (such shares specified in clauses (i) and (ii), collectively, the “Rollover Shares”), and Parent has agreed, concurrently with such contribution, to accept such Rollover Shares in exchange for limited liability company units or other securities of Parent in accordance with the limited liability company agreement of Parent.  The Rollover Shares will not be entitled to receive the Merger Consideration and will not be cancelled or converted at the Effective Time.

The foregoing description of the Rollover Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Rollover Agreements, copies of which are attached hereto as Exhibit 10.3 and Exhibit 10.4 and incorporated herein by reference.

Credit Agreement Amendment

On February 16, 2026, concurrently with the execution and delivery of the Merger Agreement, the Company entered into the first amendment (the “Credit Agreement Amendment”) to that certain Third Amended and Restated Credit Agreement, dated as of September 12, 2024, among Kennedy-Wilson, Inc., as borrower, the Company and certain Company Subsidiaries from time to time party thereto, as guarantors, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent, and Bank of America, N.A. and JPMorgan Chase Bank, N.A., as letter of credit issuers, to, among other things, modify the change of control provisions therein and to make certain other modifications related to the Transactions.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, a copy of which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Item 8.01	Other Events.

On February 17, 2026, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*+	Agreement and Plan of Merger, dated as of February 16, 2026, by and among Kona Bidco, LLC, Kona Merger Subsidiary, Inc. and Kennedy-Wilson Holdings, Inc.
10.1*+	Voting and Support Agreement, dated as of February 16, 2026, by and among Kennedy-Wilson Holdings, Inc. and the Security Holders set forth therein.
10.2*+	Voting and Support Agreement, dated as of February 16, 2026, by and among Kennedy-Wilson Holdings, Inc. and the Security Holders set forth therein.
10.3*+	Rollover Agreement, dated as of February 16, 2026, by and among Kona Bidco, LLC and the other parties thereto.
10.4*+	Rollover Agreement, dated as of February 16, 2026, by and among Kona Bidco, LLC, Kona Management Holdco, LLC and the other parties thereto.
10.5
First Amendment, dated as of February 16, 2026, to Third Amended and Restated Credit Agreement dated as of September 12, 2024, by and among Kennedy-Wilson Holdings, Inc., Kennedy-Wilson, Inc. and certain subsidiaries of Kennedy-Wilson Holdings, Inc., as guarantors, the lenders party thereto and Bank of America, N.A., as administrative agent.

99.1	Joint Press Release, dated as of February 17, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules, exhibits and annexes (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted attachments upon request by the SEC.

+ Certain portions of this exhibit are omitted pursuant to Item 601(b)(10)(iv) of Regulations S-K because they are not material and are the type that the registrant treats as private or confidential. The Registrant hereby agrees to furnish a copy of any omitted portion to the SEC upon request.

Additional Information About the Merger and Where to Find It

This Current Report on Form 8-K is being made in respect of the proposed merger involving the Company, Parent, and Merger Sub. The Company expects to seek, and intends to file with the SEC a proxy statement and other relevant documents in connection with a special meeting of the Company stockholders for purposes of obtaining, stockholder approval of the proposed transaction (the “Definitive Proxy Statement”). The Definitive Proxy Statement will be sent or given to the stockholders of the Company and will contain important information about the proposed transaction and related matters. The Company, affiliates of the Company and affiliates of Parent and Merger Sub intend to jointly file a Schedule 13E-3 with the SEC. The Company may also file other documents with the SEC regarding the proposed transaction. This Current Report on Form 8-K is not a substitute for the Definitive Proxy Statement, the Schedule 13E-3 or any other document which the Company may file with the SEC. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov or from the Company at its website at https://ir.kennedywilson.com/financial-information-and-sec-filings/sec-filings. The information found on, or otherwise accessible through, the Company’s website is not incorporated by reference into, nor does it form a part of, this report or any other document that the Company files with the SEC.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed transaction will be set forth in the Definitive Proxy Statement for its stockholder meeting at which the proposed transaction will be submitted for approval by the Company’s stockholders. You may also find additional information about the Company’s directors and executive officers in the Company’s Definitive Proxy Statement for its 2025 annual meeting of stockholders, which was filed with the SEC on April 25, 2025 (available here), under the sections “Director Compensation,” “Executive Compensation,” “Security Ownership of Management and Certain Beneficial Owners” and “Certain Relationships and Related Transactions”. To the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in such proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership of Securities on Form 4 filed with the SEC. Updated information regarding the identity of participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the Definitive Proxy Statement and other relevant documents to be filed with the SEC, if and when they become available. These documents will be available free of charge as described above.

No Offer or Solicitation

This Current Report on Form 8-K is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are necessarily estimates reflecting the judgment of the Company’s senior management based on the Company’s current estimates, expectations, forecasts and projections and include comments that express the Company’s current opinions about trends and factors that may impact future results. Disclosures that use words such as “believe,” “may,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project” or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. Forward-looking statements involve significant known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. There is no assurance that the proposed transaction will be consummated, and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein as a result of various factors, including, without limitation: (1) the inability to consummate the proposed transaction within the anticipated time period, or at all, due to any reason, including the failure to obtain stockholder approval to adopt the Merger Agreement, the failure to obtain any required regulatory approvals for the proposed transaction, including the termination or expiration of any required waiting periods, or the failure to satisfy the other conditions to the consummation of the proposed transaction; (2) the risk that the Merger Agreement may be terminated in circumstances requiring the Company to pay a termination fee; (3) the risk that the proposed transaction disrupts the Company’s current plans and operations or diverts management’s attention from its ongoing business; (4) the effect of the announcement of the proposed transaction on the ability of the Company to retain and hire key personnel and maintain relationships with those with whom it does business; (5) the effect of the announcement or pendency of the proposed transaction on the Company’s operating results and business generally; (6) the significant costs, fees and expenses related to the proposed transaction; (7) the risk that the Company’s stock price may decline significantly if the proposed transaction is not consummated; (8) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the proposed transaction and instituted against the Company and/or its directors, executive officers or other related persons; (9) other risks that could affect the Company’s business, financial condition or results of operations, including those set forth in the Company’s most recent Annual Report on Form 10-K and any subsequent filings, and (10) other risks to the consummation of the proposed transaction. Forward-looking statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of the Company’s control, and involve known and unknown risks and uncertainties that could cause the Company’s actual results, performance or achievement, or industry results to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. These risks and uncertainties may include the risks and uncertainties described elsewhere in this report and other filings with the SEC. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by the Company about its businesses including, without limitation, the risk factors discussed in the Company’s filings with the SEC.

If the proposed transaction is consummated, the Company’s stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. These and other factors are identified and described in more detail in the Company’s most recent Annual Report on Form 10-K as well as the Company’s subsequent filings and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, the Company undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ Justin Enbody
Name:	Justin Enbody
Title:	Senior Executive Vice President, Chief Financial Officer

Date: February 17, 2026